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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM BUSINESS MEDIA CONTACTS
Bill Blanning or Eileen Algaze
Corporate Communications Dept.
949-450-8700
blanning@broadcom.com
ealgaze@broadcom.com


BROADCOM FINANCIAL ANALYST CONTACT                 DIGITAL FURNACE CONTACT
William Ruehle                                     Lucy Henner
Vice President and Chief Financial Officer         Director of Communications
949-450-8700                                       770-263-0911 ext. 23
billr@broadcom.com                                 Mobile: 678-296-0249
                                                   lhenner@digitalfurnace.com

BROADCOM TO ACQUIRE DIGITAL FURNACE CORPORATION, PROVIDING SOLUTION TO TRIPLE UPSTREAM CAPACITY OF BROADBAND CABLE NETWORKS

Broadcom's combined silicon and software solution will reduce the systems cost for integration of voice and data into the existing cable network

IRVINE, Calif. and ATLANTA, Ga.- February 28, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced that it is acquiring Digital Furnace Corporation, an Atlanta-based developer of communications algorithms and software that significantly increase the capacity of existing broadband networks for interactive services.

The core technology of Digital Furnace, Propane(TM), is a patent-pending software solution that runs on Broadcom's Data Over Cable Service Interface Specification (DOCSIS) chipsets. Fully compatible with DOCSIS standards, Propane uses sophisticated algorithms to improve efficiency and reduce latency in broadband networks, providing as much as three times greater upstream capacity for interactive services.

Broadband cable operators are moving aggressively to introduce services to the fast-growing Internet access and telephony markets. According to Forrester Research, Inc., 26 million households will have Internet access via cable modems by 2005, and 20 per cent of U.S. households will have telephone service via cable-connected phones. These interactive services require cable operators to maximize efficiency of their reverse-path capacity, from the subscriber to the network. Propane provides cable operators with a tool that can increase this reverse-path capacity up to three times, depending on cable plant and market variables. This allows them to provide new interactive services cost-effectively with available upstream bandwidth.

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"The Digital Furnace(TM) software will turbo-charge Broadcom's cable-modem technology, optimizing the full capabilities of our chipsets," said Dr. Henry T. Nicholas III, President and CEO of Broadcom. "We can offer our cable modem customers superior and wider performance capabilities, allowing them to differentiate themselves in the expanding residential and business markets."

"We're excited about combining our technology with Broadcom's chips to help speed delivery of new voice, video and data services," said John Lappington, CEO, President and co-founder of Digital Furnace. "High-speed Internet access, multiple telephony lines, computer networking, security and video conferencing all create higher and higher demand for network capacity. With the added capacity provided by Propane, cable operators deploying Broadcom-based communications equipment can now greatly increase their number of interactive customers and resulting service revenue over existing broadband networks."

In connection with the acquisition, which is expected to close shortly, Broadcom will issue an aggregate of approximately 664,735 shares of its Class B Common Stock and reserve approximately 85,265 additional shares of its Class B Common Stock for issuance upon exercise of outstanding employee stock options and other rights of Digital Furnace. The share issuances are expected to be exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended. A portion of the shares issued will be held in escrow pursuant to the terms of the respective acquisition agreements, as well as various employee share repurchase agreements. (Share numbers shown reflect Broadcom's recent 2-for-1 stock split.)

The merger transaction will be accounted for as a pooling of interests. Broadcom's financial reports for the first fiscal quarter of 2000 (ending March
31) and prior periods will reflect the effects of the acquisition. The company expects to record a one-time charge in the first quarter to cover related expenses.

The boards of directors of both companies have approved the merger, which awaits approval by Digital Furnace shareholders and the satisfaction of other closing conditions. The operations and employees of Digital Furnace will be integrated with those of Broadcom's Residential Broadband Business Unit, also based in Atlanta.

Shares of Broadcom's Class B Common Stock are identical to Broadcom Class A Common Stock except for certain voting rights, may be converted into Class A Common Stock at any time at the holder's option, and are automatically converted into Class A Common Stock upon sale and most other transfers. Broadcom's Class A Common Stock is traded on the Nasdaq National Market(R); the Class B Common Stock is not publicly traded.

ABOUT DIGITAL FURNACE

Digital Furnace Corporation is a leading-edge communications technology firm that develops advanced voice, data and video solutions for the small office/home office (SOHO) and residential markets. Based on research by company founders Dr. John Limb, Georgia Research Alliance Eminent Scholar at Georgia Tech, and Daniel Howard, Digital Furnace's patent-pending Propane technology significantly increases the capacity of broadband networks, allowing cable operators to serve new markets while minimizing costly plant upgrades. The

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Digital Furnace management team includes experts in software development, telecommunications, broadband communications and video technology. Founded in 1998 with the support of the Georgia Center for Advanced Telecommunications Technology, the privately-held company is based in Atlanta, Georgia, and may be contacted at 770-263-0911 or www.digitalfurnace.com.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, data and video content to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of Digital Furnace include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which our present and future customers and end-users adopt Broadcom's and Digital Furnace technologies and products in the markets for data, voice and video broadband communications; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon

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wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes and customer indemnification claims; our ability to specify, develop, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; fluctuations in our manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the Broadcom pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. Digital Furnace and Propane are trademarks of Digital Furnace Corporation. All other trademarks mentioned are the property of their respective owners.